UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Above Food Ingredients Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2305 Victoria Avenue #001 Regina, Saskatchewan	S4P 0S7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no nominal or par value per share Warrants, each whole warrant exercisable for one Common Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-275005

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common shares, without par value (the “Common Shares”) of Above Food Ingredients Inc. (the “Company”) and warrants to purchase Common Shares (the “Warrants”). The description of the Common Shares and the Warrants contained under the heading “Description of New Above Food Securities” in the Company’s registration statement on Form F-4 initially filed with the Securities and Exchange Commission on October 16, 2023, as amended or supplemented from time to time (File No. 333-275005) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2024

ABOVE FOOD INGREDIENTS INC.

	By:	/s/ Lionel Kambeitz
	Name:	Lionel Kambeitz
	Title:	President and Chief Executive Officer